U.S. Securities and Exchange Commission
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  September 28, 1999


                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 2.  Acquisition or Disposition of Assets.

      Rentech, Inc. issued 3,680,168 shares of its restricted common stock to Dresser Engineers & Constructors, Inc. in exchange for 580,000 shares of the restricted common stock of Dresser Engineers. The shares that Rentech acquired represent 5% of the outstanding shares of Dresser Engineers. The exchange of shares occurred on September 28, 1999 as a tax-deferred exchange.

       Dresser Engineers, a privately owned company with offices in Tulsa and Houston, is in the business of serving the international oil and gas industry with engineering, detail design, procurement, fabrication and construction services. As part of the transaction, the two companies agreed in principle that Dresser Engineers, through its wholly owned subsidiary, Dresser Engineering Company, will have exclusive rights to provide engineering services and to design and construct the synthesis reactor modules for natural gas-to-liquids plants that use Rentech's gas-to-liquids technology. The rights granted by Rentech to Dresser Engineers exclude the exclusive rights previously granted to Texaco for converting liquids and solids to liquid hydrocarbons, the non-exclusive rights granted to Texaco and its affiliates for natural gas, and the rights previously granted to Donyi Polo Petrochemicals Ltd. to use Rentech's technology in India.

       Rentech and Dresser Engineering Company are in the process of preparing a license agreement to reflect the terms of their initial agreement. In addition to that master license, separate licenses to use the Rentech gas-to-liquids technology for individual plants will be issued to Dresser Engineering Company for specific sites as projects are identified, including one for a client of Dresser Engineering Company not yet announced.

       Rentech's management believes that the arrangement allows the two companies to take advantage of each other's strengths to further develop and jointly market the Rentech gas-to-liquids technology on a worldwide basis. The companies intend to pursue small to medium-sized projects, ranging from 500 to 20,000 barrels per day of liquid hydrocarbon products. While the companies would be free to pursue larger projects, both companies believe that small to medium size projects are economic and represent a substantial portion of the near-term gas-to-liquids technology market. Rentech believes its relationship with Dresser provides a natural next step toward commercial deployment of the Rentech gas-to-liquids technology.


  Item 7.  Financial Statements and Exhibits.

       No financial statements, pro forma financial information or exhibits for the assets acquired by Rentech are required.


                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.


                                 By:  (signature)
                                      ------------------------------------
                                      James P. Samuels, Vice President,

  Date:  October 12, 1999